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Pricing Supplement No. 15 Dated April 13, 1999   Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated October 27, 1998 and        File No.: 333-38387-99
Prospectus Supplement dated November 4, 1998)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

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Date of Issue:  4/15/99 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                        [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  4/16/01 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                          [ ] CMT Rate Note               [ ] Treasury Rate Note
                                          [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422NDG8

Principal Amount: $50,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 15th Day of January, April, July, and October of each year

Interest Reset Dates: 15th Day of January, April, July, and October of each year

Index Maturity: 90 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 5 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: April 15, 1999 to July 15, 1999 and quarterly thereafter, up to but excluding the interest payment day

Interest Rate Reset Period: April 15, 1999 to July 15, 1999 and quarterly therefter, up to but excluding the interest payment day

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.